Prospectus Supplement	Filed Pursuant to Rule 424(b)(3) and (7)
(to Prospectus dated November 25, 2015)	Registration Statement No. 333-206023

2,276,156  Shares

GENCO SHIPPING & TRADING LIMITED

Common Stock

This prospectus supplement relates to the sale of up to 2,276,156 shares of our common stock which may be offered, from time to time, by the selling shareholders named herein. We will not receive any proceeds from the sales of shares of our common stock by the selling shareholders.  The shares so offered represent a portion of the 30,855,002 shares originally covered by the accompanying prospectus dated November 25, 2015, which number of shares has been adjusted to 3,085,500 as a result of the Company’s one-for-ten reverse stock split completed on July 7, 2016.

Our principal executive offices are located at 299 Park Avenue, 12th Floor, New York, New York 10171, and our telephone number is (646) 443-8550.

Our common stock is currently listed and traded on the New York Stock Exchange (the “NYSE”) under the trading symbol “GNK.”

The selling shareholders are offering these shares of common stock. The selling shareholders may sell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through or through one or more underwriters, dealers and agents. The selling shareholders will receive all proceeds from the sale of the common stock. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”

You should read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated or deemed to be incorporated by reference in the this prospectus supplement and the accompanying prospectus, carefully before you invest.

Investing in our securities involves risks that are referenced in the “Risk Factors” section beginning on page S-1 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 11, 2017

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities that the selling shareholders may offer from time to time, some of which does not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, the information in this prospectus supplement controls. Before you invest in shares of our common stock, you should carefully read this prospectus supplement, along with the accompanying prospectus, in addition to the information contained in the documents referred to under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any “free writing prospectus” we may authorize to be delivered to you. Neither we nor the selling shareholders have authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. In making an investment decision regarding the common stock we are offering, you must rely on your own examination of our company and the terms of this offering, including the potential merits and risks involved. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy shares of our common stock in any jurisdiction where such offer or any sale would be unlawful. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any free writing prospectus we may authorize to be delivered to you, including any information incorporated by reference, is accurate as of any date other than their respective dates. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the accompanying prospectus and under the caption “Risk Factors” in any of our filings with the Securities and Exchange Commission, or the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference herein, before making an investment decision.  For more information see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

FORWARD‑LOOKING STATEMENTS

We make statements in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference that are considered forward‑looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act.  Such forward‑looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them.  The words “anticipate,” “believe,” “may,” “estimate,” “expect,” and similar expressions, and variations of such terms or the negative of such terms, are intended to identify such forward‑looking statements.

All forward‑looking statements are subject to certain risks, uncertainties and assumptions.  If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, any such forward‑looking statements.  Important factors that could cause or contribute to such difference include those referenced under “Risk Factors” in the accompanying prospectus and in our most recent Annual Report on Form 10‑K and Quarterly Reports on Form 10-Q, incorporated by reference into this prospectus.  You should not place undue reliance on such forward‑looking statements, which speak only as of their dates.  We do not undertake any obligation to update or revise any forward‑looking statements, whether as a result of new information, future events or otherwise.  You should carefully consider the information referenced under the heading “Risk Factors.”

SELLING SHAREHOLDERS

The selling shareholders that are offering shares of our common stock under this prospectus supplement are investment funds affiliated with Centerbridge Partners, L.P. We issued to the selling shareholders an aggregate of 21,195,628 shares of our common stock on July 9, 2014 pursuant to our First Amended Prepackaged Plan of Reorganization of the Debtors Pursuant to Chapter 11 of the Bankruptcy Code, which was confirmed by the United States Bankruptcy Court for the Southern District of New York.  On July 7, 2016, we completed a one-for-ten reverse stock split of our common stock, and the number of such shares held by the selling shareholders was adjusted to 2,119,558 shares as a result.

Also, pursuant to the Agreement and Plan of Merger dated as of April 7, 2015 by and among Baltic Trading Limited (“Baltic Trading”), Genco Shipping & Trading Limited, and Poseidon Merger Sub Limited, a Marshall Islands corporation and our indirect wholly owned subsidiary (“Merger Sub”), as amended (the “Merger Agreement”), Merger Sub merged with and into Baltic Trading, with Baltic Trading continuing as the surviving corporation and our indirect wholly owned subsidiary.  In accordance with the terms of the Merger Agreement, the selling shareholders received 1,565,998 shares of common stock in exchange for the 7,250,000 shares of Baltic Trading common stock held by the selling shareholders prior such merger.  As a result of our one-for-ten reverse stock split on July 7, 2016, the number of such shares held by the selling shareholders was adjusted to 156,598 shares as a result.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  Information in the table below with respect to beneficial ownership is based on information that has been furnished by each of the selling shareholders, as well as information reported on Schedules 13D or 13G and other public documents filed with the SEC. We have not sought to verify such information. Information concerning the selling shareholders may change from time to time. Any changes to the information provided below may be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act.

Information about additional selling shareholders, if any, including their identities and the common stock to be registered on their behalf, may be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act.

The term “selling shareholder” includes the shareholders named below and their respective transferees, assignees, pledges, donees and other successors who later come to hold any of the selling shareholders’ interests in the shares other than through a public sale, any of whom may from time to time offer shares under this prospectus supplement and the accompanying prospectus.

The following table sets forth the names of the selling shareholders (and/or the beneficial owners) and the number of shares of common stock beneficially owned by each of them as of the date of this prospectus supplement.

	Beneficial Ownership Before Offering		Shares Offered	Beneficial Ownership After Offering(2)
Selling Shareholder	Shares	Percent (1)	Hereby	Shares	Percent(1)
Investment Funds affiliated with Centerbridge Partners, L.P. (3)	10,407,084	30.1%	2,276,156	8,130,928	23.5%

(1)	Based on 34,532,004 shares of common stock outstanding.

(2)
Assumes that the selling shareholders will sell all shares of their common stock that may be registered pursuant to this prospectus. There is no assurance that the selling shareholders will resell all or any of their common stock.

(3)
Consists of 1,465,230 shares owned by Centerbridge Credit Partners, L.P., 2,660,346 shares owned by Centerbridge Credit Partners Master, L.P., 4,810,328 shares owned by Centerbridge Capital Partners II (Cayman), L.P., 35,214 shares owned by Centerbridge Capital Partners SBS II (Cayman), L.P., 242,235 shares owned by Centerbridge Special Credit Partners II, L.P. and 1,193,731 shares owned by Centerbridge Special Credit Partners II AIV IV (Cayman), L.P. Centerbridge Credit Partners General Partner, L.P. is the general partner of Centerbridge Credit Partners, L.P. Centerbridge Credit Partners Offshore General Partner, L.P. is the general partner of each of Centerbridge Credit Partners Master, L.P. Centerbridge Credit Cayman GP Ltd. is the general partner of each of Centerbridge Credit Partners

General Partner, L.P. and Centerbridge Credit Partners Offshore General Partner, L.P. Centerbridge Associates II (Cayman), L.P. is the general partner of Centerbridge Capital Partners II (Cayman), L.P.  CCP II Cayman GP Ltd. is the general partner of each of Centerbridge Associates II (Cayman), L.P. and Centerbridge Capital Partners SBS II (Cayman), L.P. Centerbridge Special Credit Partners General Partner II (Cayman), L.P. is the general partner of Centerbridge Special Credit Partners II AIV IV (Cayman), L.P. Centerbridge Special Credit Partners General Partner II, L.P. is the general partner of Centerbridge Special Credit Partners General Partner II , L.P. CSCP II Cayman GP Ltd. is the general partner of each of Centerbridge Special Credit Partners General Partner II (Cayman), L.P. and Centerbridge Special Credit Partners General Partner II, L.P. Mark T. Gallogly and Jeffrey H. Aronson indirectly, through various intermediate entities control Centerbridge Credit Partners, L.P. Centerbridge Credit Partners Master, L.P., Centerbridge Capital Partners II (Cayman), L.P., Centerbridge Capital Partners SBS II (Cayman), L.P., Centerbridge Special Credit Partners II, L.P. and Centerbridge Special Credit Partners II AIV IV (Cayman), L.P.

The business address of each of the entities and persons identified in this note is 375 Park Avenue, New York, New York 10152. The reported information is based upon the amendment to Schedule 13D filed by Centerbridge Partners, L.P. with the SEC on January 6, 2017.

PLAN OF DISTRIBUTION

Each selling shareholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling shareholder may use any one or more of the following methods when selling securities:

•          ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•          block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•          purchases by a broker dealer as principal and resale by the broker dealer for its account;

•          an exchange distribution in accordance with the rules of the applicable exchange;

•          privately negotiated transactions;

•          settlement of short sales, subject to compliance with other applicable legal requirements;

•          in transactions through broker dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;

•          through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•          a combination of any such methods of sale; or

•          any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 or any other applicable exemption from registration under the Securities Act, if available, rather than under this prospectus.

In connection with the sale of the securities or interests therein, the selling shareholders may enter into derivative or other hedging transactions with broker-dealers or other financial institutions.  These financial institutions may in turn engage in short sales of the securities in the course of hedging the positions they assume, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales.  The selling shareholders may also sell securities short and deliver these securities to close out their short positions or pledge or grant a security interest in some or all of our common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if the selling shareholders default in the performance of their obligations, the pledgees or secured parties may offer and sell our common stock from time to time pursuant to this prospectus.

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

In addition to the foregoing, the selling shareholders may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities.  At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, if any.  In connection with the sale of securities, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions.  If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of the sale, or at prices related to such prevailing market prices, or at negotiated prices.  The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms.  Unless otherwise set forth in the applicable prospectus supplement, if any,  the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all of the offered securities if any are purchased.  Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

We will describe in any applicable prospectus supplement any compensation the selling shareholders pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.  Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.  The Initial Investors may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

To the extent that the selling shareholders make sales to or through one or more underwriters or agents in at-the-market offerings, they may do so pursuant to the terms of a distribution agreement between the Initial Investors and the underwriters or agents.  If the selling shareholders engage in at-the-market sales pursuant to a distribution agreement, they will sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis.  During the term of any such agreement, the selling shareholders may sell shares on a daily basis in exchange transactions or otherwise as they may agree with the underwriters or agents.  The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock.  Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in the applicable prospectus supplement, if any.  Pursuant to the terms of the distribution agreement, the selling shareholders also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities.  The terms of each such distribution agreement will be set forth in more detail in the applicable prospectus supplement, if any.  In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities.  We will describe any such activities in any prospectus supplement relating to the transaction.

If indicated in the applicable prospectus supplement, if any, the selling shareholders may authorize underwriters or other persons acting as their agents to solicit offers by institutions or other suitable purchasers to purchase the securities from the Initial Investors at the public offering price set forth in such prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement.  These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.  Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject.  The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities.  This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them.  In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any.  In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  These transactions may be discontinued at any time.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business for which they receive compensation.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.  We have  agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep the registration statement to which this prospectus supplement relates effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have informed the selling shareholders that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to their sales of common stock.  In addition, to the extent applicable, we will make copies of this prospectus supplement (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

LEGAL MATTERS

Various legal matters in connection with this offering will be passed on for us by Kramer Levin Naftalis & Frankel LLP, New York, New York and  Reeder & Simpson P.C., Majuro, Marshall Islands.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from our Annual Report on Form 10‑K for the year ended December 31, 2016 and the effectiveness of Genco Shipping & Trading Limited’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy such material at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549‑1004. Please call the SEC at 1‑800‑SEC‑0330 for more information on the operation of the Public Reference Room. You can also find our SEC filings at the SEC’s website at http://www.sec.gov.

We also maintain a website that contains additional information about us at www.gencoshipping.com. Information on or accessible through our website is not part of, or incorporated by reference into, this prospectus, other than documents filed with the SEC that we incorporate by reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and some information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding such documents or portions thereof that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules and regulations):

•	Our Annual Report on Form 10‑K for the year ended December 31, 2016;

•	Our Quarterly Reports on Form 10‑Q for the quarterly periods ended March 31, 2017, June 30, 2017, and September 30, 2017;

•
Our Current Reports on Form 8‑K filed on January 4, 2017, January 5, 2017, February 1, 2017, March 9, 2017, and May 17, 2017, excluding in each case any information furnished under Item 2.02 or 7.01 thereof; and

•	The description of our common stock and the rights associated with our common stock contained in our Registration Statement on Form S-4, Registration No. 333-203822.

You may request a copy of these filings and any or all of the documents referred to above that have been incorporated by reference into this prospectus at no cost, by writing or telephoning us at the following address:

Genco Shipping & Trading Limited
299 Park Avenue, 12th Floor
New York, New York 10171
(646) 443‑8550
Attn: Investor Relations

PROSPECTUS

GENCO SHIPPING & TRADING LIMITED

Common Stock

This prospectus relates to the sale of up to 30,855,002 shares of our common stock, including 6,837,527 shares of common stock issuable upon exercise of warrants, which may be offered, from time to time, by the selling shareholders to be named in a prospectus supplement. We will not receive any proceeds from the sales of shares of our common stock by the selling shareholders.

We will provide specific terms of any offering and the offered securities in supplements to this prospectus.  Any prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.  This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.

Our principal executive offices are located at 299 Park Avenue, 12th Floor, New York, New York 10171, and our telephone number is (646) 443-8550.

Our common stock is currently listed and traded on the New York Stock Exchange (the “NYSE”) under the trading symbol “GNK.”

The selling shareholders are offering these shares of common stock. The selling shareholders may sell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through or through one or more underwriters, dealers and agents. The selling shareholders will receive all proceeds from the sale of the common stock. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”

We will provide specific terms of any securities to be offered in supplements to this prospectus.  You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Investing in our securities involves risks that are referenced in the “Risk Factors” section beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 25, 2015

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process.  Under the shelf process, the selling stockholders may from time to time use this prospectus to sell or otherwise dispose of the securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities that the selling shareholders may offer.  Each time this prospectus is used to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement, that will contain specific information about the terms of that offering.  The prospectus supplement and any pricing supplement also may add, update or change information contained in this prospectus.  You should read this prospectus, the prospectus supplement and any pricing prospectus, together with additional information described and contained in the documents referred to under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”  This prospectus may only be used to sell securities if it is accompanied by a prospectus supplement.  The selling shareholders are only offering these securities in states where the offer is permitted.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus.  That registration statement can be read at the SEC’s web site or at the SEC’s offices referenced under the heading “Where You Can Find More Information.”

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference herein, before making an investment decision.  For more information see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

FORWARD‑LOOKING STATEMENTS

We make statements in this prospectus and the documents incorporated by reference that are considered forward‑looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward‑looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them.  The words “anticipate,” “believe,” “may,” “estimate,” “expect,” and similar expressions, and variations of such terms or the negative of such terms, are intended to identify such forward‑looking statements.

All forward‑looking statements are subject to certain risks, uncertainties and assumptions.  If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, any such forward‑looking statements.  Important factors that could cause or contribute to such difference include those referenced under “Risk Factors” in this prospectus and any accompanying prospectus supplement and in our most recent Annual Report on Form 10‑K and Quarterly Reports on Form 10-Q, incorporated by reference into this prospectus.  You should not place undue reliance on such forward‑looking statements, which speak only as of their dates.  We do not undertake any obligation to update or revise any forward‑looking statements, whether as a result of new information, future events or otherwise.  You should carefully consider the information referenced under the heading “Risk Factors.”

ABOUT GENCO

We are a New York City-based company, incorporated in the Marshall Islands in 2004. We transport iron ore, coal, grain, steel products and other drybulk cargoes along worldwide shipping routes through the ownership and operation of drybulk carrier vessels. Our fleet consists of 70 drybulk carriers, including thirteen Capesize, eight Panamax, four Ultramax, 21 Supramax, six Handymax and 18 Handysize drybulk carriers with an aggregate carrying capacity of approximately 5,158,000 deadweight tons (“dwt”).  The average age of our fleet is approximately 9.0 years. All of the vessels in our fleet were built in shipyards with reputations for constructing high quality vessels. Thirty-eight of the vessels in our fleet are currently on spot market-related time charters, and 13 are on fixed rate time charter contracts. Additionally, 19 of the vessels in our fleet are operating in vessel pools. Under a pool arrangement, the vessels operate under a time charter agreement whereby the cost of bunkers and port expenses are borne by the pool and operating costs including crews, maintenance and insurance are typically paid by the owner of the vessel.  Since the members of the pool share in the revenue generated by the entire group of vessels in the pool, and the pool operates in the spot market, the revenue earned by vessels in vessel pools are subject to the fluctuations of the spot market.  Most of our vessels are chartered to well-known charterers, including Cargill International S.A. and its subsidiaries (“Cargill”), Pioneer Navigation Ltd. (“Pioneer”), Swissmarine Services S.A. and its subsidiaries (“Swissmarine”) and the Clipper Logger Pool, in which Clipper Group acts as the pool manager.  Our common stock has traded on the NYSE under the trading symbol “GNK” since July 20, 2015, prior to which it traded on the OTC Bulletin Board, the NYSE, the OTCQB marketplace, and the OTC Pink marketplace. As of September 30, 2015, we had approximately $1.6 billion in total assets.

Baltic Trading, which was initially our wholly-owned subsidiary, completed its initial public offering on March 15, 2010.  On July 17, 2015, we, Baltic Trading, and Poseidon Merger Sub Limited, a Marshall Islands corporation and our indirect wholly owned subsidiary (“Merger Sub”), completed the merger (the “Merger”) contemplated by the Agreement and Plan of Merger by and among Baltic Trading, Genco and Merger Sub, dated as of April 7, 2015, as amended from time to time (the “Merger Agreement”).  Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Baltic Trading, with Baltic Trading continuing as the surviving corporation and our indirect wholly owned subsidiary.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each share of common stock, par value $0.01 per share, of Baltic Trading issued and outstanding immediately prior to the Merger was converted into the right to receive 0.216 shares of common stock (“Common Stock”), par value $0.01 per share, of Genco (the “Exchange Ratio”).  Shares of Baltic Trading’s Class B Stock (all of which were owned by a subsidiary of Genco) were canceled in the Merger.  Holders of restricted stock awards issued under Baltic Trading’s 2010 Equity Incentive Plan received the same consideration in the Merger as holders of Baltic Trading’s common stock.  Immediately following the Merger, pre-merger shareholders of Genco owned approximately 84.5 percent of the combined company, and former Baltic Trading shareholders (not including us or our subsidiaries) owned approximately 15.5 percent of the combined company.

Our principal executive offices are located at 299 Park Avenue, 12th Floor, New York, New York 10171, and our telephone number is (646) 443-8550.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of common stock by the selling shareholders.  We will bear certain expenses of the registration of the common stock under federal and state securities laws, except for any underwriter or brokers’ discounts, fees or commissions.

DESCRIPTION OF COMMON STOCK

The following description of our common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus.  For the complete terms of our common stock, please refer to our second amended and restated articles of incorporation and our amended and restated bylaws, each of which are incorporated by reference as an exhibit to the registration statement which includes this prospectus.  The Business Corporations Act of the Republic of the Marshall Islands, or the BCA, may also affect the terms of these securities.  The terms we have summarized below will apply generally to any future common stock that we may offer.  The terms of any common stock we offer under a prospectus supplement may differ from the terms we describe below, in which event we will describe the particular terms of any series of these securities in more detail in such prospectus supplement.

Authorized Capitalization

Under our second amended and restated articles of incorporation, our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.01 per share.  As of September 30, 2015, there were approximately 72,898,234 shares of common stock issued and outstanding, warrants to purchase up to 3,938,298 shares of common stock issued to holders of Genco’s old common stock in connection with its emergence from bankruptcy outstanding, and warrants to purchase up to 8,557,461 shares of common stock issued under Genco’s 2014 Management Incentive Plan outstanding.

Common Stock

Voting Rights

Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of shareholders. Our common stock has the exclusive right to vote for the election of directors and for all other purposes. Our common stock votes together as a single class.

Dividends

Holders of shares of common stock are entitled to receive, ratably, all dividends, if any, declared by our board of directors out of funds legally available for dividends.

Liquidation Rights

Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors, if any, the holders of our common stock will be entitled to receive, pro rata, our remaining assets available for distribution.

Other Rights

Holders of our common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of any shares of our preferred stock which we may issue in the future.

Transfer Agent

The transfer agent for our common stock is Computershare Inc.

Limitations on Liability and Indemnification of Officers and Directors

The BCA authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties.  Our second amended and restated articles of incorporation include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by applicable law.

Our second amended and restated articles of incorporation and our amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by applicable law.  We are also expressly authorized, under our amended and restated bylaws, to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees for some liabilities.  We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our second amended and restated articles of incorporation and our amended and restated bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders.  In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Anti‑takeover Effects of Certain Provisions of Our Second Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

Several provisions of our second amended and restated articles of incorporation and amended and restated bylaws, which are summarized below, may have anti‑takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti‑takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of us by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and (2) the removal of incumbent officers and directors.

Election and Removal of Directors

Our second amended and restated articles of incorporation prohibit cumulative voting in the election of directors. Our amended and restated bylaws require parties other than our board of directors to give advance written notice of nominations for the election of directors. Our second amended and restated articles of incorporation also provide that our directors may be removed only for cause and only upon the affirmative vote of a majority of the outstanding shares of our capital stock entitled to vote for those directors or by a majority of the members of the board of directors then in office prior to the conclusion of the 2016 annual meeting of shareholders. Thereafter, directors may be removed with or without cause by the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote generally in the election of directors cast at a meeting of the shareholders called for that purpose. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Limited Actions by Shareholders

Our second amended and restated articles of incorporation and our amended and restated bylaws provide that any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders. Our second amended and restated articles of incorporation and our amended and restated bylaws provide that, subject to certain exceptions, our Chairman, President, or Secretary at the direction of the board of directors or our Secretary at the request in writing by any one or more shareholders that hold, in the aggregate, at least a majority of the outstanding registered shares of the Corporation entitled to vote may call special meetings of our shareholders. The business transacted at the special meeting is limited to the purposes stated in the notice.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our amended and restated bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Our amended and restated bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholder’s ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

SELLING SHAREHOLDERS

We are registering shares of common stock covered by this prospectus for re-offers and resales by certain selling shareholders to be named in a prospectus supplement.  We are registering these shares to permit selling shareholders to resell their shares when they deem appropriate.  A selling shareholder may resell all, a portion or none of such shareholder’s shares at any time and from time to time.  Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act.  We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement.  We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders.  We will provide you with a prospectus supplement which shall, among other things, name the selling shareholders, the amount of shares to be sold and any other material terms of the sale of shares of common stock being sold by each selling shareholder.

We issued to a certain selling shareholder and an entity controlled by such shareholder warrants to purchase an aggregate of 419,431 shares of our common stock on July 9, 2014, in connection with our bankruptcy reorganization.  Pursuant to our First Amended Prepackaged Plan of Reorganization of the Debtors Pursuant to Chapter 11 of the Bankruptcy Code (the “Reorganization Plan”), which was confirmed by the United States Bankruptcy Court for the Southern District of New York, each share of our common stock outstanding prior to our emergence from bankruptcy was canceled on July 9, 2014, and the holders thereof became entitled to receive, on a pro rata basis with the other then-existing holders of our outstanding common stock, warrants to purchase shares of our new, post-reorganization common stock, par value $0.01 per share.

We also issued to the same selling shareholder warrants to purchase an aggregate of 6,418,096 shares of our common stock on August 7, 2014.  These warrants were issued pursuant to the issuer's 2014 Management Incentive Plan. The warrants will become exercisable in equal installments on each of the first three anniversaries of August 7, 2014.

We also issued to the same selling shareholder an aggregate of 832,950 shares of restricted common stock on August 7, 2014.  This restricted stock was issued pursuant to the issuer's 2014 Management Incentive Plan and will generally vest, if at all, in equal installments on each of the first three anniversaries of August 7, 2014.

Finally, pursuant to the Merger Agreement (as described under the section heading “About Genco”), the same selling shareholder received 422,899 shares of common stock in exchange for the 1,957,871 shares of Baltic Trading common stock held by by such selling shareholder prior to the Merger.

In addition, we issued to a group of selling shareholders affiliated with one another an aggregate of 21,195,628 shares of our common stock on July 9, 2014 in connection with our bankruptcy reorganization.  These selling shareholders, as lenders under one of our pre-reorganization credit facilities, were entitled to such shares under the Reorganization Plan.

Also, pursuant to the Merger Agreement (as described under the section heading “About Genco”), the same selling shareholders received 1,565,998 shares of common stock in exchange for the 7,250,000 shares of Baltic Trading common stock held by by such selling shareholders prior to the Merger.

The selling shareholders may sell the shares of our common stock from time to time under this registration statement.  The prospectus supplement for any offering of the common stock by selling shareholders will include the following information:

•          the names of the selling shareholders;

•          the nature of any position, office or other material relationship which each selling shareholder has had within the last three years with us or any of our predecessors or affiliates;

•          the number of shares held by each of the selling shareholders before and after the offering;

•          the percentage of the common stock held by each of the selling shareholders before and after the offering;

•          the number of shares of our common stock offered by each of the selling shareholders; and

•          any other terms of the shares of common stock offered by each of the selling shareholders.

PLAN OF DISTRIBUTION

The selling shareholders may sell the securities to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents.  We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement.  The selling shareholders have reserved the right to sell or exchange securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.

The selling shareholders may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement.

The selling shareholders may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement.  In connection with the sale of securities, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions.  If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of the sale, or at prices related to such prevailing market prices, or at negotiated prices.  The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms.  Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all of the offered securities if any are purchased.  Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

We will describe in the applicable prospectus supplement any compensation the selling shareholders pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.  Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.  The selling shareholders may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

To the extent that the selling shareholders make sales to or through one or more underwriters or agents in at-the-market offerings, they may do so pursuant to the terms of a distribution agreement between the selling shareholders and the underwriters or agents.  If the selling shareholders engage in at-the-market sales pursuant to a distribution agreement, they will sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis.  During the term of any such agreement, the selling shareholders may sell shares on a daily basis in exchange transactions or otherwise as they may agree with the underwriters or agents.  The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock.  Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement.  Pursuant to the terms of the distribution agreement, the selling shareholders also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities.  The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.  In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities.  We will describe any such activities in the prospectus supplement relating to the transaction.

If indicated in the applicable prospectus supplement, the selling shareholders may authorize underwriters or other persons acting as their agents to solicit offers by institutions or other suitable purchasers to purchase the securities from the selling shareholders at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement.  These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.  Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject.  The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

The selling shareholders may enter into derivative or other hedging transactions with financial institutions.  These financial institutions may in turn engage in sales of our common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales.  The selling shareholders may pledge or grant a security interest in some or all of our common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if the selling shareholders default in the performance of their obligations, the pledgees or secured parties may offer and sell our common stock from time to time pursuant to this prospectus.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities.  This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them.  In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any.  In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  These transactions may be discontinued at any time.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business for which they receive compensation.

LEGAL MATTERS

Reeder & Simpson P.C. will provide us with opinions relating to matters concerning the law of the Republic of the Marshall Islands in connection with offerings under this prospectus.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Amendment No. 2 to the Annual Report on Form 10-K/A and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which report [1] expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph to (a) describe the consequences to the Company’s consolidated financial statements as a result of applying fresh-start accounting as of July 9, 2014 in conformity with the requirements of Accounting Standards Codification (ASC) Topic 852, Reorganization, and (b) identify that the Company’s 2014 consolidated financial statements have been restated and [2] expresses an adverse opinion on the effectiveness of internal control over financial reporting due to material weaknesses). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC.  You may read and copy such material at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549-1004.  Please call the SEC at 1‑800‑SEC‑0330 for more information on the operation of the Public Reference Room.  You can also find our SEC filings at the SEC’s web site at http://www.sec.gov.

We also maintain a website that contains additional information about us at http://www.gencoshipping.com. Information on or accessible through our website is not part of, or incorporated by reference into, this prospectus, other than documents filed with the SEC that we incorporate by reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and some information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, whether filed before or after the effectiveness of the registration statement of which this prospectus is a part (but excluding such documents or portions thereof that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules and regulations):

•	our annual report on Form 10‑K for the fiscal year ended December 31, 2014, filed with the SEC on March 2, 2015;

•	amendment no. 1 to our annual report on Form 10‑K/A for the fiscal year ended December 31, 2014, filed with the SEC on April 30, 2015;

•	amendment no. 2 to our annual report on Form 10‑K/A for the fiscal year ended December 31, 2014, filed with the SEC on October 19, 2015;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015, and September 30, 2015;

•	our current reports on Form 8-K filed with the SEC on each of April 8, 2015, April 22, 2015, April 30, 2015, May 4, 2015, June 10, 2015, July 2, 2015, July 14, 2015, July 14, 2015, July 17, 2015, August 4, 2015 (excluding any information furnished under Item 2.02 thereof), August 21, 2015, September 17, 2015, September 18, 2015, and November 10, 2015; and

•	The description of our common stock and the rights associated with our common stock contained in our Registration Statement on Form S-4, Registration No. 333-203822.

We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus.  This prospectus is part of that registration statement.  As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC.  You may refer to the registration statement and the exhibits and schedules for more information about us and our securities.  The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its web site.

You may request a copy of these filings and any or all of the documents referred to above that have been incorporated by reference into this prospectus at no cost, by writing or telephoning us at the following address:

Genco Shipping & Trading Limited
299 Park Avenue, 12th Floor
New York, New York  10171
(646) 443-8550
Attn:  Investor Relations

You should rely only on the information contained or incorporated in this prospectus or any supplement.  We have not authorized anyone else to provide you with different information.  You should not rely on any other representations.  Our affairs may change after this prospectus or any supplement is distributed.  You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.  You should read all information supplementing this prospectus.